Exhibit 3.9

BY-LAWS

OF

COEUR EXPLORATIONS, INC.

ARTICLE I

NAME, SEAL AND OFFICERS, ETC.

Section 1. Name. The name of the Corporation is COEUR EXPLORATIONS, INC.

Section 2. Seal. The seal of the corporation shall be in such form as the Board of Directors shall from time to time prescribe.

Section 3. Offices. The registered office of the corporation shall be in the City of Wallace, State of Idaho. The corporation may also have offices at such other places within or without the State of Idaho as the Board of Directors may from time to time establish.

Section 4. Book of By-laws. These By-laws shall be recorded in a book kept in the registered office of the corporation, to be known as the Book of By-laws, and no By-laws, or repeal or amendment thereof, shall take effect until so recorded. Said book may be inspected at said office by the public during office hours of each day except holidays.

ARTICLE II

SHAREHOLDERS

Section I. Annual Meetings of Shareholders. The annual meeting of the Shareholders for the election of Directors and for such other business as may be laid before such meeting shall be held in the registered office of the corporation, or at such other place within or without the State of Idaho as the Board of Directors may from time to time appoint, at the hour of 10:00 a.m., the in the month of May, unless that day shall be a legal holiday, in which event it shall be held on the next following day which shall not be a legal holiday, whether or not mentioned in the notice. Any corporate business may be transacted at such meeting.

Section 2. Special Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by the Board of Directors, and the Shareholders may meet at awy convenient place, within or without the State of Idaho, designated in the call for such meeting. If more than eighteen months are allowed to elapse without the Annual Shareholders’ meeting being held, any Shareholder may call such meeting to be held at the registered office of the corporation. At any time, upon written request of any Director or any Shareholder or Shareholders holding in the aggregate of one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a special meeting of Shareholders to be held at the registered office at such time as the Secretary may fix, not less than fifteen nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the Director or Shareholder or Shareholders making the request may do so.

Section 3. Adjourned Meetings. An adjournment or adjournments of any annual or special meeting may be taken without a new notice being given.

Section 4. Notice of Meetings. A written notice of the time, place and purpose of meetings, including annual meetings, shall be given by the Secretary or other person authorized so to do, to all stockholders entitled to vote at such meeting, at lease ten days prior to the day named for the meeting. If such written notice is placed in the United States Mail, postage prepaid, addressed to a Shareholder at his last known post office address, notice shall be deemed to have been given him.

Section 5. Waiver of Notice. Notice of time, place and purpose of any meeting of Shareholders may be waived by the written assent of a Shareholder entitled to notice, filed with or entered upon the records of the meeting before or after the holding thereof.

Section 6. Action Without Formal Meeting. Any action which, under any provision of the laws of Idaho, or the Articles or By-laws, may be taken at a meeting of Shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose. Whenever a certificate in respect to any such action is required by the laws of Idaho to be filed in the office of the County Recorder or in the office of the Secretary of State, the officers signing the same shall therein state that the action was authorized in the manner aforesaid.

Section 7. Waiver of Invalid Call or Notice. When all the Shareholders of this corporation are present at any meeting, however called or notified, and sign a written consent thereto on the record of such meeting, the doings of such meeting are as valid as if had at a meeting legally called and notified.

Section 8. Voting. Every Shareholder shall have the right at every Shareholders’ meeting to one vote for every share of stock standing in his or her name on the books of the Corporation on the record date fixed as hereinafter provided, or, if no such date has been fixed, ten days prior to the time of the meeting, and in voting for Directors, but not otherwise, he may cumulate his votes in the manner and to the extent permitted by the laws of the State of Idaho.

The Board of Directors may fix a time not more than forty days prior to the date of any meeting of the stockholders as the record date as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

At each meeting of the stockholders a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or transfer agent, shall be furnished, which list shall be open to the inspection of the stockholders.

Shareholders may vote at all meetings, either in person or by proxy appointed by instrument in writing, subscribed by the Shareholders or his duly authorized attorney in fact, executed and filed with the Secretary not less than one day before the meeting which shall be named therein. Shareholders may also be represented at all meetings by persons holding general power of attorney.

At least twenty-four hours prior to any meeting, powers of attorney or proxies shall be submitted to the Secretary for examination. The certificate of the Secretary as to the regularity of such powers of attorney or proxies and as to the number of shares held by the persons who severally and respectively executed such powers of attorney or proxies shall be received as prima facie evidence of the number of shares held by the holder of such powers of attorney or proxies for the purpose of establishing the presence of a quorum at such meeting or for organizing the same, and for all other purposes.

Section 9. Quorum. Except as otherwise provided in the Articles of Incorporation at any meeting of the Shareholders, the presence, in person or by proxy, of the holders of a majority of the voting power of all shareholders shall constitute a quorum. The Shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If a Shareholder meeting cannot be organized because a quorum has not attended, those Shareholders present may adjourn the meeting to such time and place as they may determine, but in case of any meeting called for the election for Directors, those who attend the second of such adjourned meetings, although less than a majority of the voting powers of all shareholders, shall nevertheless, constitute a quorum for the purpose of electing Directors.

Whenever all Shareholders entitled to vote at any meeting consent either by writing on the records of the meeting or filed with the Secretary of the Corporation, or by presence at such meeting, an oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection from want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all the Shareholders having the right to vote at such meeting and such consent or approval of Shareholders may be by proxy or power of attorney in writing.

ARTICLE III

DIRECTORS

Section 1. Number and Election. The business of the corporation shall be managed by a Board of at least three Directors or of such other number (which shall not be less than three nor more than seven) as may be determined from time to time by the Board of Directors. A Director shall hold office for the term for which he was named or elected and until his successor is elected and qualified, except as hereinafter otherwise provided. Directors shall be chosen by ballot.

Section 2. Annual Meeting. The Board of Directors may hold its first annual meeting and all subsequent annual meetings after its election by the Shareholders, without notice and at such place within or without the State of Idaho as the Board of Directors may from time to time appoint, for the purpose of organization, the election of officers, and the transaction of other business. At such meetings the Board shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents, an Assistant Secretary, and an Assistant Treasurer.

Section 3. Special Meetings. Special meeting of the Board of Directors may be called by the President or any Vice-President or by any two members of the Board of Directors.

Section 4. Notice of Meetings. Notice of all Directors’ meetings, except as herein otherwise provided, shall be given either by mail, telephone, telegraph, or personal service of notice, oral or written, at such time or times as the person or persons calling the meeting may deem reasonable, but in no event upon less than three (3) day’s notice. Special meetings of the Board may be held at such place within or without the State of Idaho as the Board of Directors may from time to time appoint. Notice of any meeting may be waived by any Director entitled to notice before or after the holding thereof by his written or oral assent and the presence of any Director at any meeting, even though without any notice, shall constitute a waiver of notice. Unless otherwise indicated in the notice thereof any and all business may be transacted at any Directors’ meeting.

Section 5. Quorum. At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided for herein or by law.

If at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice to any absent Director.

Section 6. Removal. A Director may be removed either with or without cause, by two-thirds of the vote of the Shareholders at a special meeting called for that purpose.

Section 7. Vacancies. Any vacancy in the Board of Directors occurring during the year may be filled for the unexpired portion of the term and until a successor is elected and qualified, either

(a) at the next annual meeting of Shareholders or at any special meeting of Shareholders duly called for that purpose and held prior thereto, or

(b) by a majority of the remaining members of the Board.

Section 8. Powers. All the corporate powers, except such as are otherwise provided for in the Articles of Incorporation, in these By-laws and by the laws of the State of Idaho, shall be, and are, hereby vested in and shall be exercised by the Board of Directors.

ARTICLE IV

EXECUTIVE COMMITTEE

Section 1. Appointment. The board of directors by resolution adopted by a majority of the full board, may designate three or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

Section 2. Authority. The executive committee, when the board of directors is not in session shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee. The executive committee shall not have the authority of the board of directors in reference to:

(1) declare dividends or distributions.

(2) approve or recommend to shareholders actions or propsals required by this act to be approved by shareholders,

(3) designate candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the board of directors or any committee thereof,

(4) amend the by-laws,

(5) approve a plan of merger not requiring shareholder approval,

(6) reduce earned or capital surplus,

(7) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors, or

(8) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares.”

Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.”

ARTICLE V

Section 1. Officers. The officers of the Corporation shall be a President, Secretary and Treasurer, and, in the discretion of the Board of Directors, one or more Vice-Presidents, and an Assistant Secretary, and an Assistant Treasurer, each of whom shall be elected by the Board of Directors.

Any officer may resign by mailing a notice of resignation to the registered office of the Corporation or such other office as may be designated by the Board of Directors. To the extent permitted by law, the resignation shall become effective at the time designated in the notice of resignation, but in no event earlier than its receipt by the Secretary or Assistant Secretary of the Corporation.

In case of a vacancy of any of said offices for any reason, the Board of Directors shall at any regular or special meeting elect a successor who shall hold office for the unexpired term of his predecessor. Any two of the offices of Vice-President Secretary, Treasurer, Assistant Secretary and Assistant Treasurer may be combined in one person.

The Board of Directors may appoint such other officers and agents as may be necessary for the business of the corporation.

An officer or agent may be removed by the Board of Directors whenever in their judgment the interest of the corporation may be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

Section 2. President. The President shall preside at all meetings of the Shareholders and Directors. He shall see that all orders and resolutions of the Board are carried into effect, shall execute all deeds, mortgages, bonds or documents authorized by the Board of Directors, and shall sign as President all certificates of stock, all contracts, and other instruments, in writing, excepting only those which are specifically provided to be signed by others. He shall from time to time as requested report to the Board all the matters within his knowledge of interest to the corporation, and shall also perform such duties as may be required by the State of Idaho, these By-laws and by order of the Board of Directors.

Section 3. Vice-President. The Vice-President shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter.

Section 4. Treasurer. The Treasurer shall be custodian of the corporation’s moneys and securities, and shall deposit and withdraw the same in the corporation’s name as directed by the Board of Directors; he shall keep a record of his accounts and report to the Board of Directors as requested.

Section 5. Secretary. The Secretary shall keep a record of the meetings of the Shareholders and Board of Directors. He shall keep the books of certificates of stock, fill out and sign all certificates of stock issued, and make corresponding entries on the margin or stub of such book. He shall keep a debit and credit form, showing the number of shares issued to and transferred by the Shareholders, and the dates thereof. He shall keep the corporate seal and shall affix the same to certificates of stock and other corporate instruments and shall make such acknowledgements as may be required on behalf of the corporation. He shall perform duties as may be prescribed by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of Shareholders and Board of Directors, and all other notices required by the laws of the State of Idaho, or by these By-laws.

Section 6. Assistant Treasurer and Assistant Secretary. The Assistant Treasurer and Assistant Secretary shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of the Treasurer or Secretary as the case may be.

Section 7. Salary. The salaries of all officers shall be fixed by the Board of Directors and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting on the resolution providing for the same.

ARTICLE VI

STOCK

Section 1. Certificates of Stock. Each Shareholder shall be entitled to a certificate of stock signed by the President and the Secretary, or by such other officers as are authorized by these By-laws or by the Board of Directors. When any certificate of stock is signed by a transfer agent or registrar, the signature of any such corporate officer and the corporate seal upon such certification may be facsimiles engraved, or printed.

Certificates of stock shall be numbered in the order of issuance thereof, and, except as prescribed by law, shall be in such form as the Board of Directors may determine.

Section 2. Transfer of Shares. Transfer of shares of stock shall be made on the books of the corporation only by the holder in person or by written power of attorney duly executed and witnessed and upon surrender of the certificate or certificates of such shares.

Section 3. Transfer Agent and Registrar. The Board of Directors may appoint either a transfer agent or registrar, or both of them.

Section 4. Stock Transfer Books. Stock transfer books may be closed for not exceeding forty days next preceding the meeting of shareholders and for the payment of dividends during such periods as may be fixed from time to time by the Board of Directors. During such periods no stock shall be transferable.

Section 5. Lost or Destroyed Certificates. In case of loss, or destruction of a certificate of stock of this Corporation, another certificate may be issued in its place upon proof of such loss or destruction and the giving of a bond or indemnity or other security satisfactory to the Board of Directors.

ARTICLE VII

The corporate seal of the corporation shall consist of two concentric circles, between which shall be inscribed the year of its incorporation and the words “Corporate Seal, State of Idaho”, said seal to be in the form as shown in the impression to the right.

[CORPORATE
In lieu of the corporate seal, when so unauthorized by the Board of Directors, a facsimile thereof may be impressed or affixed or reproduced.	SEAL HERE]

ARTICLE VIII

REPEAL OR AMENDMENT OF BY-LAWS

Section 1. By the Shareholders. The power to make, amend, or repeal By-laws shall be in the Shareholders, and By-laws may be repealed or amended or new By-laws may be adopted at any annual Shareholders’ meeting, or at any by a vote representing a majority of the allotted shares, or by the written consent duly acknowledged in the same manner as conveyances of real estate required by law to be acknowledged of the holders of a majority of the allotted shares, which written consent may be in one or more instruments.

Section 2. By the Directors. Subject to the power of the Shareholders to make, amend or repeal any By-laws made by the Board of Directors, a majority of the whole Board of Directors at any meeting thereof shall have the power to repeal and amend these By-laws and to adopt new By-laws.

The foregoing By-laws were regularly adopted at the first meeting of the Shareholders of the corporation held on the             day of             , 1979, at Wallace, Idaho, by a majority of the allotted capital stock.